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                                 EXHIBIT - a

     Filed with the State of New Jersey, Division of Revenue on Jan. 3,2001

                                                      Roland Machold
                                                ____________________________
                                                      State Treasurer


                    ARTICLES OF INCORPORATION-FOR PROFIT
                                      OF

                      THE NORTHQUEST CAPITAL FUND, Inc.

                    A Business-stock Corporation (NJ-REG)
                      NJ Corporation Number 0100838067

In compliance with the requirements of the applicable provisions of NJ-REG (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

1. The name of the corporation is:  The NorthQuest Capital Fund, Inc.

2. Type of Business Entity:  Domestic Profit (DP) under Statutory Authority
                             NJSA Title 14A For-Profit Corporation.

3. Business Purpose: "The purpose for which this corporation is organized is to engage in any activity within the purposes for which corporations may be organized under NJSA 14A:1-1 et seq."

4. The address of this corporation initial registered office in this Commonwealth is:

         16 Rimwood Lane     Colts Neck,NJ 07722        Monmouth County

5. The aggregate number of shares authorized is: 500,000,000.

6. The name and address of the incorporator is:

       Peter J. Lencki      16 Rimwood Lane     Colts Neck,NJ 07722

7. The specified effective date is: January 3, 2001.

8. The corporation is an " open-end " investment company which will offer for sale or redeem its securities to the public.


IN TESTIMONY WHEREOF the incorporator has signed these Articles of Incorpora-tion this 2nd day of January, 2001.





                                                  By: /s/ Peter J. Lencki
                                                      -------------------
                                                      Peter J. Lencki

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